                                                                    EXHIBIT 10.9


                             EMPLOYMENT AGREEMENT
                             --------------------

     WHEREAS, in consideration for the employment and continued employment of James E. Furlan (hereinafter referred to as "Executive") by Learning Tree International, Inc. (hereinafter referred to as the "Company"), the Company and Executive desire to enter into this Agreement as of February 25, 1999 to set forth the terms and conditions of such employment.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Statement of Work.  Executive is engaged as Chief Operating Officer of the
    -----------------
Company and agrees to perform the duties described in the attached "Statement of Work" and such duties as are needed for the proper functioning of the Company, as directed by the Company from time to time, at the Company's main office and at other geographical locations serviced by the Company. The Company hereby employs Executive or continues his or her employment and Executive hereby accepts employment upon the terms and conditions herein. Executive shall do his or her utmost to further enhance and develop the best interests and welfare of the Company. Executive shall perform no acts contrary to the best interests of the Company and the Company shall be entitled to all of the benefits, profits or other results arising from or incident to all work, services and advice of Executive. Executive agrees to fully comply with the rules and procedures as may be promulgated by the Company in the Company's sole and absolute discretion. During the Term, Executive shall be entitled to attend all meetings of the Board of Directors of the Company, and is expected to be elected to the Board at some point during fiscal 1999.

2.  Employment Term.  The Company shall employ Executive, and Executive shall
    ---------------
continue in the employ of the Company, for a three (3) year period commencing on February 25, 1999 (the "Commencement Date"), unless earlier terminated in accordance with the provisions of Section 11 (the "Term"). Not less than 12 months before the scheduled end of the Term, the parties will commence discussions concerning their desire to renew this Agreement with a view to completing those negotiations not less than 6 months before the end of the Term.

3.  Consideration. As full consideration for the services rendered by Executive
    -------------
hereunder, during the Term the Company agrees to:

      3.1.  Salary. Pay Executive salary at the rate of $20,833.34 per  (the
            ------
"Base Salary") payable semi-monthly, subject to withholding and deductions in accordance with all applicable laws. Said compensation is paid (i) for Executive's advice and availability as an employee of the corporation; (ii) for substantially full-time services; and (iii) for the covenants described below. No additional compensation shall be payable to Executive by reason of the number of hours worked or any hours worked on Saturdays, Sundays or holidays, by reason of special responsibilities assumed, special projects completed or performance goals attained, or otherwise.

      3.2.  Bonus.  Pay Executive an annual bonus (the "Bonus") based on the
            -----
achievement of criteria under a Target Incentive Plan for Executive set for each fiscal year during the Term based on a combination of revenue growth, operating
income and quality targets or other objective measures.   Executive's Target
Incentive Plan will be set by the Board of Directors consistent with the plans for other Executives of the Company with a Target Bonus of $100,000 per year (prorated for any partial fiscal years). The Bonus will be paid consistent with the payment of the other executives participating in the Target Incentive Plan.

      3.3.  Stock Options. Grant Executive options to purchase a total of
            -------------
275,000 shares of the Company's Common Stock pursuant to, and subject to the terms of, two option grants under the Company's 1999 Stock Option Plan (100,000 of which vest over the first three years after the grant {"Standard Options"} and 175,000 of which (subject to acceleration based on achievement of goals) vest at the end of seven years after the grant) {"Performance Options"}. The terms of the individual Option Agreements and the Stock Option Plan will control Executive's legal rights, except that following a Change of Control as defined in Section 12.3 (i) all of the Standard Options and (ii) a percentage of the Performance Options equal to the weighted average percentage of the on-target incentive compensation which Executive earned between the date hereof and the date of Change of Control shall become immediately exercisable. As an example of the effect of clause (ii) of the preceding sentence, if there is a Change of Control on September 30, 2000, and Executive earned 0% of his on-target incentive compensation in the twelve months of fiscal 2000, then an aggregate of 72% of the Performance Options (including any previously vested) would be vested. In no case shall the number of Performance Options vested exceed the total granted.

      3.4.  Participation in Benefit Plans. Allow Executive to participate in
            ------------------------------
all of the various retirement, medical and dental, fringe benefit, executive perquisite and expense reimbursement plans, programs and arrangements of the Company then generally available to its executives. Executive understands that these benefits are subject to adjustment from time to time.

      3.5.  Paid Time Off ("PTO"). Allow Executive PTO of twenty-eight days per
            ---------------------
year (accrued at the rate of 18.66 hours per month), as well as holidays in accordance with the Company's policies as modified from time to time by the Company. Executive's PTO will be scheduled at those times most convenient to the Company's business.

      3.6.  Final Payment. Provided Executive continues to be employed by the
            -------------
Company for three years, or as otherwise provided in this Agreement upon early termination of the Term, pay Executive a payment equal to $100,000 plus an amount equal to 8% per annum from the date hereof to the date of termination of Executive's employment (the "Final Payment").

      3.7.  Employee Manual. The Employee Manual, as amended from time to time
            ---------------
and delivered to Executive, is an integral part of the employment relationship but does not form a contract or contract-based rights. Executive's initials affixed below signify Executive's receipt of the Employee Manual, and Executive's understanding that it is his or her responsibility to read the Employee Manual and to comply fully with the terms set forth therein.

          Executive's Initials:  ______

4.  Copyrights. Executive agrees that all writings produced by him or her while
    ----------
employed under this Agreement, whether or not conceived or developed during Executive's working hours and with respect to which the equipment, supplies, facilities or trade secret information of the Company were used, or that relate to the business of the Company, or that result from any work performed by Executive for the Company, are works done for hire and shall be the sole property of the Company and the Company shall have the exclusive right to copyright such writings in any country or countries. Executive further agrees to assign to the Company all interest in any such writings, whether copyrightable or not, which Executive develops or helps develop during his or her employment with the Company. This assignment does not apply to any copyright that qualifies fully under Section 2870 of the California Labor Code.

5.  Patents.  Executive shall disclose promptly to the Company all ideas,
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inventions, discoveries, improvements, whether or not patentable, relative to the field of work set forth in the "Statement of Work", or otherwise assigned to Executive, and conceived or first reduced to practice by Executive in connection with work under this Agreement with the Company. Executive agrees that all such ideas, inventions, discoveries and improvements including, but not limited to, papers, books and publications, shall become the sole and absolute property of the Company and that Executive will at any time, at the request and expense of the Company, execute any and all documents, including, but not limited to, patent applications and assignments to protect the same against infringement by others, and do whatever is reasonably required to be done to insure that the Company shall obtain title to such ideas, inventions, discoveries and improvements. This assignment does not apply to any patent or invention that qualifies fully under Section 2870 of the California Labor Code that Executive develops entirely on his or her own time, without using the Company's equipment, supplies, facilities, or trade secret information, except for inventions that either (1) relate, at the time that the invention is conceived or reduced to practice, to the Company's business or to actual or demonstrably anticipated research or development of the Company, or (2) result from any work performed by Executive for the Company. For purposes of this Section 5, an invention is based on the trade secrets of the Company if the invention incorporates any such secrets in principle or design, and if the invention was conceived or first actually reduced to practice during the period of Executive's employment with the Company. Executive also agrees that the Company shall have the right to keep any inventions covered by this Agreement as trade secrets and Executive agrees not to disclose any such invention to third parties, except as specifically authorized by the Company. Executive further agrees to assign to the Company all rights in any other inventions made by Executive if the Company is required to grant those rights to the United States Government or any of its agencies.

6.  Secrecy.
    -------

      6.1.  Security Clearance. As to any Company information made available to
            ------------------
Executive during the course of his or her employment, Executive agrees to cooperate in establishing and maintaining any security clearance and to execute whatever forms and joint agreements are required by law. Executive agrees to provide and maintain a system of security controls in accordance with the requirements of the U.S. Government or as may be required by law.

      6.2.  Non-Disclosure of Confidential Information.
            ------------------------------------------

            6.2.1. Confidential and Proprietary Information (hereinafter "Confidential Information") is defined to include, but is not limited to, Company books; records; compilations of information; processes; teaching methods and techniques; secret inventions and specifications; information about computer programs or systems; names; usages and requirements of past, present and prospective customers of the Company; processes or methods by which the Company promotes its services and products and obtains customers; customers' buying habits and special needs; profits; sales; suppliers; personnel; pricing policies; operational methods; technical processes and other business affairs and methods, and plans for future developments and other information which is not readily available to the public. Confidential Information also includes, but is not limited to, any information and material relating to any customer, vendor, licensor, licensee or other party transacting business with the Company. Confidential Information is developed and will be developed by or for the Company at great expense.

            6.2.2. Executive agrees, during the Term and forever thereafter, to keep confidential all information provided by the Company, excepting only such information as is already known to the public. Executive agrees not to release, use or disclose any Confidential Information or permit any person to examine and/or make copies of any documents which contain or are derived from Confidential Information, except with the prior written permission of the Company. Executive shall not make use of any Confidential Information for his or her own purposes or the benefit of anyone other than the Company.

            6.2.3. Executive recognizes and acknowledges that the list of the Company's customers, as it may exist from time to time, is a valuable, confidential, special, and a unique asset of the Company's business. Executive will not, during or after the Term, use or disclose the list of the Company's customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever.

            6.2.4. Executive recognizes that the disclosure of Confidential Information by him or her may give rise to irreparable injury to the Company, which may not be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Executive of the provisions of this Section 6, the Company shall be entitled to an injunction restraining Executive from disclosing, in whole or in part, the Confidential Information defined above or from rendering any services to any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive. These obligations shall survive the termination of Executive's employment.

      6.3.  Return Of Property.
            ------------------

            6.3.1. Executive agrees that upon request by the Company, and in any event upon termination of employment, Executive shall turn over to the Company all documents, papers or other material in Executive's possession or under his or her control which may contain or be derived from Confidential Information, together with all documents, notes or other work product which is connected with or derived from Executive's services to the Company whether or not such material is at the date hereof in Executive's possession.

            6.3.2. Executive agrees that he or she shall have no proprietary interest in any work product developed or used by Executive arising out of his or her employment by the Company. Executive shall, from time to time as may be requested by the Company, do all things which may be necessary to establish or document the Company's ownership interest in any such work product, including, but not limited to execution of appropriate copyright applications or assignments.

7.  Non-Competition.  During the Term and until the expiration of one year after
    ---------------
the termination of the employment relationship (regardless of the reason the employment is terminated), Executive shall not, directly or indirectly, (1) enter into the employ of, assume an interest in (in any capacity) or render any services to, any person or entity engaged in any business competitive with the business of the Company within a 50 mile radius of any location where the Company is actively engaged, or proposes to engage in business on or prior to the termination of employment; (2) engage in any such business on his or her own account; (3) contact or solicit any person or entity which is a customer of the Company or has been contacted orally or in writing, by the Company as a potential customer on or prior to the termination of employment; or (4) hire, subcontract, employ, engage, contact or solicit for the purpose of hiring any person or entity who is an Executive of the Company. Executive and Company agree and stipulate that the period of time and geographical area specified in this Section 7 are fair and reasonable in view of the nature of the business of the Company, and Executive's access to the Company's Confidential Information and knowledge of the Company's business. However, in the event that a court should decline to enforce these provisions, Executive and the Company agree that the provisions shall be deemed to be modified to restrict Executive's competition with the Company to the maximum extent, in both time and geography, which the court shall find enforceable. In no event will the covenant be interpreted as more restrictive to Executive.

8.  Soliciting.  Executive shall not, either during his or her employment with
    ----------
the Company, or for a period of two (2) years immediately thereafter, either directly or indirectly: (i) make known to any person, firm or corporation, the names or addresses of any customers of the Company or any other information pertaining to them; (ii) call on, solicit, or attempt to take away any customers of the Company on whom Executive called or with whom Executive became acquainted during the Term with the Company, either for the Employer or for any other person, firm or corporation in competition with the Company; or (iii) hire, subcontract, employ, engage, contact or solicit, for the purpose of hiring, any person or entity who is an Executive or subcontractor of the Company.

9.  Trade Secrets.  During the Term, Executive will have access to and become
    -------------
acquainted with various trade secrets consisting of items such as books, records, compilations of information, processes, teaching methods and techniques, devices, secret inventions, and specifications, which are owned by the Company and are regularly used in the operation of the business of the Company, which the Company desires to protect and preserve as secrets for its own use. Executive shall not disclose any of the aforesaid secrets, directly or indirectly, or use them in any way, either during the Term or at any time thereafter, except as required in the course of his or her employment with the Company. All files, records, documents, drawings, specifications, equipment, products and other items relating to the Company, whether prepared by Executive or otherwise coming into his or her possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever, without the prior written consent of Executive's supervisor, specifically setting forth the documents involved, the person receiving the permission, and the location of the items and the period of time for which the permission is granted.

10.   Violation of Covenants.  Notwithstanding Section 14 of this Agreement, if
      ----------------------
Executive violates any of the provisions of Sections 6 through 9 of this Agreement, the Company shall be entitled to a restraining order and/or an injunction to be issued by any court of competent jurisdiction, enjoining and restraining Executive, and each and every other person, partnership, corporation, association or other entity concerned therein, from continuing such violations, in addition to any other rights and remedies the Company may have.

11.   Termination.  This Section 11 sets forth certain obligations of the
      -----------
Company in the event that Executive's employment hereunder terminates. Certain capitalized terms used in this Section 11 are defined in Section 12 below.

      11.1.  Termination by the Company.  The Company may terminate Executive's
             --------------------------
services hereunder at any time upon written notice to Executive. In such event, Executive's services shall terminate on the effective date specified in such notice. In the case of Executive's termination for Cause, the Company shall promptly pay to Executive only the Accrued Obligations. In all other cases, the Company shall promptly pay to Executive all Accrued Obligations and the Severance Compensation. Executive and his beneficiaries shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

      11.2.  Termination by Executive.  Executive may terminate his employment
             ------------------------
hereunder at any time upon written notice to the Company. In such event, Executive's services will terminate immediately if the termination is for Good Reason, and at a date not less than 30 days later if without Good Reason (the Company may, at its option, waive all or any part of the notice period). In the event Executive terminates his employment for Good Reason, the Company shall pay to Executive all Accrued Obligations and the Severance Compensation. In the event Executive terminates his employment for other than Good Reason, the Company shall pay to Executive only the Accrued Obligations. Executive and his beneficiaries shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

      11.3.  Death or Disability. This Agreement shall immediately terminate
             -------------------
upon Executive's death or in the event that Executive becomes Disabled. In either such event, the Company shall pay to Executive or his beneficiaries all Accrued Obligations and the Final Payment but shall not have any obligation to pay the Severance Compensation.

      11.4.  Effect of Termination. Upon termination of the Term, the Executive
             ---------------------
shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliated entity.

12.   Definitions.  For purposes of this Agreement, the following capitalized
      -----------
terms shall have the meanings set forth below:

      12.1. "Accrued Obligations" means the sum of (a) Executive's Base Salary accrued through the effective date of termination to the extent not theretofore paid, and (b) any PTO hours, expense reimbursements and other cash entitlements accrued by Executive as of the effective date of termination to the extent not theretofore paid and (c) any Bonus earned by Executive through the date of termination under the terms of his Target Incentive Plan for that year.

      12.2. "Cause" shall exist if any one or more of the following should occur: Executive's (a) material failure to perform his duties under, or material breach of, this Agreement which remains uncured for more than thirty (30) days (which shall be reduced to ten (10) days if (a) there is no reasonable expectation that a cure can be completed during such thirty day period or (b) the Company reasonably believes that such delay could be seriously detrimental to it) after a written warning (except in the case of a willful failure to perform his duties or a willful breach, which shall require no warning), (b) failure to comply with a reasonable direction of the Board, which remains uncured for more than thirty (30) days (which shall be reduced to ten (10) days if (a) there is no reasonable expectation that a cure can be completed during such thirty day period or (b) the Company reasonably believes that such delay could be seriously detrimental to it) after a written warning, (c) breach of his fiduciary duty to the Company, or (d) indictment (or equivalent) for a felony or other serious crime.

      12.3. A "Change in Control" shall be deemed to have occurred if (i) there shall be consummated any consolidation or merger of the Company, other than a merger or consolidation of the Company in which the holders of the Company's common stock immediately prior to the merger or consolidation have at least fifty percent (50%) ownership of the voting capital stock of the surviving corporation immediately after the merger or consolidation, or (ii) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the Company's outstanding Common Stock, or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason (except death) to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of the period. For purposes of this Section 12.3, the occurrence of two or more of the events constituting a Change in Control which are the result of the same or related transaction(s) shall be deemed a single Change in Control and its date shall be the date the first such event occurred. For example, a merger in which former shareholders of the Company received less than 50% of the voting capital stock of the surviving corporation followed by a change in the Company's Board falling within clause
(v) above and contemplated by said merger shall be deemed a single Change in Control as of the date of said merger.

      12.4. "Disabled" (or "Disability") means (a) that Executive has been unable to perform substantially all of his usual and customary duties under this Agreement for a period of three (3) consecutive months or six (6) months in any twelve month period, by reason of physical or mental injury or disease or (b) that a reputable physician selected by the Board, and as to whom Executive has no reasonable objection, has determined in writing that Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of Executive's usual and customary duties under this Agreement for a period of at least three (3) consecutive months. If any question arises as to whether Executive is Disabled, upon the reasonable request therefor by the Board, Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such Disability.

      12.5.  "Good Reason" shall exist if Executive has provided at least ten
(10) days written notice to the Company of any of the following (done without Executive's written consent): (i) any material breach (including, by way of examples only and not limitation, the assignment to Executive by the Company of duties or limitations on authority inconsistent with Executive's position, authority and status hereunder, or a failure to pay compensation or material benefits required hereunder) by the Company of this Agreement which remains uncured at the time of the termination; (ii) Within six months following a Change in Control, Executive shall be required to report to any new Chief Executive Officer of the Company and, within 30 days after being informed of the identify of such new Chief Executive Officer, Executive notifies the Company that such new Chief Executive Officer is not reasonably acceptable to Executive (the current Chief Executive Officer and President being acceptable); and (iii) Executive's base of operations ceasing to be Los Angeles, California.

      12.6. "Severance Compensation" means an amount equal to (i) Executive's then applicable Base Salary multiplied for the lesser of the number of months remaining in the Term (but not less than six unless the Term expires and final third of the Standard Options have become vested) or twelve (12) months (the "Salary Payment"), plus (ii) $100,000 multiplied by a fraction equal to the number of months used in clause (i) divided by 12 (the "Bonus Payment"); plus
(iii) the Final Payment. The Final Payment shall be paid within ten (10) days following the Executive's termination date; the Salary Payment shall be payable in accordance with normal salary payment schedules; and the Bonus Payment shall be made at the first anniversary of Executive's termination date.

13. Authorship and Outside Income. Except as otherwise approved in writing by
    -----------------------------
the Company, while employed under this Agreement, any income earned by Executive in any work of the type performed by the Company shall be deemed earned on behalf of the Company and shall be promptly remitted to the Company. Any articles or other works published by Executive shall be first approved by the President or a Vice President of the Company, in writing, and may be published only if approved by the Company. Any approval given under this Section 13 shall be deemed valid for only the specific event and time set forth in the approval.

14. Arbitration.  All disputes or injuries arising out of the employment
    -----------
relationship, or the termination thereof, including, but not limited to, claims for breach of contract; wrongful termination; age, sex, race or other unlawful discrimination or harassment; defamation; violation of public policy; and any dispute over the validity of, breach or rescission of this Agreement, shall be settled by arbitration in Los Angeles County, California in accordance with the rules of the American Arbitration Association then in effect. Executive and the Employer shall select the arbitrator. Any decision or order of the arbitrator shall be binding upon the parties hereto. Judgment upon any award rendered may be entered in any court having jurisdiction. Each party to this Agreement agrees that arbitration is the sole and exclusive remedy, and each party waives the right to a jury trial and to seek legal relief in any other forum. This provision however, shall not prohibit either party from obtaining injunctive relief pending arbitration.

       14.1. Discovery may be carried out under the supervision of the Arbitrator appointed pursuant to the rules of arbitration of the American Arbitration Association. All parties to the arbitration shall have the right to full and comprehensive discovery coextensive with the applicable provisions of law. Notice of Arbitration may be given by U.S. mail, return receipt, with 15-day notice. Each party shall pay one-half (1/2) the cost of such arbitration, regardless of the outcome, and each party shall bear its own costs and expenses incurred by it.

       14.2. All claims must be brought within the applicable statute of limitations. This arbitration section does not in any way alter the status of Executive's at-will status.

15.    Attorney's Fees.  Should any party to this Agreement bring a proceeding
       ---------------
in arbitration or to seek to obtain an injunction to enforce the terms of this Agreement, the prevailing party in any such action shall be entitled to its reasonable attorney's fees.

16.    Written Permission  Any "written permission" required by this Agreement
       ------------------
is only valid if signed by a Company officer.

17.    Waiver.  The delay or failure of the Company to insist upon Executive's
       ------
punctual performance of any of the provisions of this Agreement, or the failure of the Company to exercise any right or remedy available to it under this Agreement, shall not constitute in any manner a waiver by the Company of any subsequent default or breach by Executive.

18.    Notices.  All notices, requests, demands or other communications under
       -------
this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if served personally on the party to whom notice is being given, or on the third (3rd) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed as follows:

           Learning Tree International, Inc.
           6053 West Century Boulevard
           Los Angeles, CA  90045
           Att: Mary C. Adams

       With a copy to:

           Peter Holbrook, Esq.
           McDermott, Will & Emery
           1301 Dove Street
           Newport Beach, CA 92660-2444

Notice shall be given to Executive at the most recent address reflected in Executive's employment records. Any party may change its address for purposes of this Section 18 by giving the other party a written notice of the new address.

19.    Governing Law.  This Agreement shall be construed in accordance with, and
       -------------
governed by, the laws of the state of California.

20.    Entire Agreement.  This Agreement constitutes the entire Agreement
       ----------------
between the parties and supersedes all prior or contemporaneous agreement and statements between the parties, whether written or oral, with respect to the subject matter hereof, and may not be contradicted by evidence of any prior or contemporaneous statements or agreements between Executive and the Company concerning the subject matter hereof. The parties herein represent that no other Agreement, oral or otherwise, exists or binds any of the parties hereto. The parties hereto acknowledge that they have not executed this Agreement in reliance upon any other or further representation or promise of any party. No change, modification, waiver, or amendment of this Agreement shall be of any effect unless in writing signed by Executive and by an Officer or Director of the Company.

21.    Successors and Assigns.  This Agreement shall be binding upon and shall
       ----------------------
inure to the benefit of the successors or assigns of the Company.

22.    Assignment.  This Agreement is not assignable by Executive.
       ----------

23.    Severability.  The provisions of this Agreement are severable.  Should
       ------------
any provision be for any reason unenforceable, the remainder of the provisions shall remain in full force and effect. The provisions of this Agreement shall be interpreted, to the extent possible, to give full effect to the intent of the parties.

      By signing below, I acknowledge that I have read this Agreement carefully, understand it, and will comply with the provisions set forth herein. I have had the opportunity to seek independent legal advice before signing this Agreement, and enter into this Agreement freely and voluntarily, based on my own judgment and not on any representations or promises other than those contained in this Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

"EXECUTIVE"                           "COMPANY"

James E. Furlan                       Learning Tree International, Inc.


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                                      By:    Mary C. Adams
                                      Title: Vice President, Administration